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                                                                    EXHIBIT 10-A

                               AVATEX CORPORATION

                               AMENDMENT NO. 1 TO

                           PERFORMANCE INCENTIVE PLAN


         The Performance Incentive Plan adopted effective as of January 1, 1997 of Avatex Corporation (the "Company") is hereby amended by adding the following Section D.4 to the Plan:

         4. The calculation of Net Income shall exclude for all purposes any effect on income, operations or other items resulting from
                 (a) any settlement by the Company of the lawsuit styled Official Committee of Unsecured Creditors of FoxMeyer Corporation, et al., v. FoxMeyer Health Corporation, Adversary No. 96-205, filed in the United States Bankruptcy Court for the District of Delaware or (b) any other actual or potential litigation or similar proceeding against the Company and/or any of its officers or directors that involves the matters alleged in such lawsuit and/or relates in any way to the Chapter 11 or Chapter 7 proceedings of FoxMeyer Corporation and certain of its subsidiaries; provided, however, that in accordance with Section E(a) below, the calculation of Net Income shall include any effect on income, operations or other items resulting from the lawsuit styled FoxMeyer Health Corporation v. McKesson Corporation, et al., Cause No. 9700311, filed in the 95th Judicial District Court of Dallas County, Texas.

         PURSUANT TO THE APPROVAL OF THIS AMENDMENT NO. 1 BY THE BOARD OF DIRECTORS OF THE COMPANY, THE COMPANY HEREBY ADOPTS THIS AMENDMENT NO. 1 EFFECTIVE AS OF _______________, 1997.



AVATEX CORPORATION


By:      ________________________
         Edward L. Massman
         Senior Vice President and
         Chief Financial Officer